                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of September 1, 1995, by and between Carson Products Company, a Delaware Corporation (the "Company"), and Allena Lee-Brown ("Executive").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Executive currently serves as Human Resources Director of the Company; and

     WHEREAS, the Company wishes to retain the services of Executive from and after the date hereof (the "Effective Date"), and Executive wishes to continue in the service of the Company from and after the Effective Date, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.  TERM OF COVERED EMPLOYMENT.  The term of Executive's employment covered
         --------------------------
under this Agreement (the "Term of Covered Employment") shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the "Expiration Date"), unless terminated earlier under Section 5.

     2.  EMPLOYMENT AND DUTIES.  Subject to the terms and conditions hereinafter
         ---------------------
set forth, during the Term of Covered Employment, the Company shall employ Executive, and Executive shall serve, as Vice President, Human Resources of the Company. In such capacity, Executive shall perform the duties and responsibilities assigned by the Company, and such performance shall be Executive's principal activity to which she shall devote substantially all her working hours. Executive shall report to the Chief Executive Officer of the Company.


     3.  COMPENSATION AND BENEFITS.
         -------------------------

     3.1  Compensation.  For all services to be rendered during the Term of
          ------------
     Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $75,000 per annum, payable bi-weekly in arrears. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus) in an amount equal to (i) thirty percent (30%) of her Base Salary if the "base case" objectives (but not the

     "anticipated case" objectives) for such fiscal year as specified in the business plan attached as Appendix A hereto (as the same may be supplemented from time to time) are met, and (ii) fifty percent (50%) of her Base Salary if the "anticipated case" objectives for such fiscal year as specified in said business plan are met. The Bonus shall be paid in a single lump sum no later than 120 days after the end of the fiscal year for which the applicable objectives have been met.

          3.2  Pension and Welfare Plans.  During the Term of Covered
               -------------------------
     Employment, Executive shall also be eligible to participate in any pension and welfare plans maintained by the Company for its employees, subject to the requirements of applicable law.

          3.3  Fringe Benefits.  During the Term of Covered
               ---------------
     Employment, Executive shall receive any fringe benefits generally provided by the Company to its employees.


          4.   LONG-TERM INCENTIVE AWARD.  In the event a "Triggering Event", as
               -------------------------
hereinafter defined, occurs while Executive is employed by the Company (including any such employment following the expiration of the Term of Covered Employment), the Company shall pay Executive, within 90 days after such Triggering Event, a lump sum amount in cash equal to one-quarter of one percent (0.25%) of the value of DNL Savannah Holding Corp., a Delaware corporation ("DNL Holding"), the parent corporation of the Company, or any successor thereto, at the time of such Triggering Event, minus $125,000. A "Triggering Event" means
                                   -----
the earliest to occur of (i) an initial public offering of the common stock of DNL Holding (or any successor thereto), (ii) a sale of substantially all of the stock or assets of DNL Holding or the Company (or any successor thereto), or
(iii) the fifth anniversary of the Effective Date. For purposes of this Section 4, the value of DNL Holding (or any successor thereto) at the time of the Triggering Event means (x) if the Triggering Event is the initial public offering of the common stock of DNL Holding (or any successor thereto), the value determined on the basis of the price set for the sale of such common stock to the public in such initial public offering, as established by the managing underwriters to such public offering, (y) if the Triggering Event is the sale of substantially all of the stock or assets of DNL Holding or the Company (or any successor thereto), the price being paid by the acquiror of such stock or assets, and (z) if the Triggering Event is the fifth anniversary of the Effective Date, the value established as of such date under a valuation of DNL Holding (or any successor thereto) conducted by an independent appraiser.

          5.   TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of
               -------------------------
this Agreement, but subject to the notice provisions contained in this Section 5, the Company retains the right to terminate Executive's employment, and Executive retains the right to resign from employment with the Company, at any time and for any reason.

          5.1  Termination for Cause.  The Company may terminate Executive's
               ---------------------
     employment with the Company for "Cause" (as hereinafter defined) in the manner specified in this Section 5.1. In the event that on or after the Effective Date and prior to the Expiration Date, the Company terminates Executive's employment with the Company for Cause, the Term of Covered Employment shall end on the date of such termination (which shall be the date specified in the notice described in this Section 5.1) and Executive shall be entitled only to any unpaid amount of Base Salary for her employment with the Company through and including the date of such termination. In any event, Executive shall not be entitled to receive any amount of Base Salary with respect to any period following the date of such termination, or any portion of the Bonus for the fiscal year of the Company in which such date of termination occurs.

     For purposes of this Agreement, termination for "Cause" means termination by the Company due to Executive's gross dereliction of her duties under this Agreement, including, without limitation, her refusal to follow or gross neglect of the directions of the Chief Executive Officer of the Company or any other executive of the Company senior to Executive, or any willful misconduct by Executive that is materially injurious to the Company, or the indictment of Executive for a felony involving moral turpitude.

     To terminate Executive for Cause, the Company shall give a written notice of such termination to Executive ("Notice of Termination"), which notice shall have been authorized by a vote of the majority of the Company's Board of Directors (the "Board") and shall specify the date of such termination, which shall not be earlier than the date on which such notice is given to Executive. Such notice shall be given to Executive no later than 10 days after a member of the Board (other than Executive) has actual knowledge of the events or circumstances which purportedly constitute Cause for such termination, and shall specify the particular act or acts, or failure to act, or other events or circumstances constituting Cause for such termination. Executive shall be given the opportunity within 30 days after receiving such notice to meet with the Board to explain why Cause for such termination does not exist. Within 15 days after any such meeting, the Board shall give Executive its final decision regarding whether Cause exists. If the Board's final decision is that Cause exists,

     Executive's employment with the Company shall be terminated under this
     Section 5.1 pursuant to the Notice of Termination as of the date of termination specified in such Notice. If the Board's final decision is that Cause does not exist, Executive's employment with the Company shall not be terminated under this Section 5.1.

          5.2  Resignation.  Executive may resign from employment with the
               -----------
     Company by giving the Company written notice of such resignation, which notice shall specify the date of resignation, which shall not be earlier than 30 days after the date such written notice is given to the Company.
     In the event of Executive's resignation on or after the Effective Date and prior to the Expiration Date, the Term of Covered Employment shall end on the date of resignation (which shall be the date specified in Executive's notice of resignation), and Executive shall be entitled only to any unpaid amount of Base Salary for her employment with the Company through and including such date of resignation. Executive shall not be entitled to receive any amount of Base Salary with respect to any period following such date of resignation, or any portion of the Bonus for the fiscal year of the Company in which such date of resignation occurs.

          5.3  Termination Other Than For Cause.  The Company may terminate
               --------------------------------
     Executive's employment with the Company other than for Cause by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. In the event that on or after the Effective Date and prior to the Expiration Date Executive's employment with the Company is terminated by the Company other than for Cause, the Term of Covered Employment shall end upon such specified date of termination and the Company shall pay Executive, within 15 days after such date of termination, an additional lump sum amount equal to 150% of one year's Base Salary. Executive shall not be eligible to participate in any of the Company's employee benefit plans following such date of termination of employment, except as may be required by applicable law.

          5.4  Termination Due to Death or Disability.  The Company may
               --------------------------------------
     terminate Executive's employment with the Company due to "Disability", as hereinafter defined, by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. If on or after the Effective Date and prior to the Expiration Date Executive's employment with the Company is terminated due to Disability, or if during such period Executive dies, the Term of Covered Employment shall end upon such specified date of termination or date of death, as applicable, and the Company shall pay Executive, or her beneficiary or estate, as the case may be, within 15 days after such date of termination or death, an additional lump sum amount equal to 150% of one year's Base Salary.

          For purposes of this Agreement, "Disability" means Executive's inability to perform her duties under this Agreement for a period of at least six consecutive months because of medically determinable physical or mental impairment, as determined by a physician mutually agreeable to Executive and the Company. If Executive and the Company are unable to agree on such a physician, each shall appoint one physician and those two physicians shall appoint a third physician who shall make such a determination.

          6.   NON-COMPETITION; NON-SOLICITATION.  While Executive is employed
               ---------------------------------
by the Company (including any period of such employment following the expiration of the Term of Covered Employment), and during the period in which Executive is receiving payments of Base Salary from the Company (regardless of whether or not Executive is then employed by the Company), Executive shall not directly or indirectly (i) own, manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business which manufactures and/or distributes ethnic hair care products or cosmetics within a 500-mile radius of the Company's headquarters, (ii) solicit (other than on behalf of the Company or any of its affiliates), divert or take away the business of any customers of the Company or any of its affiliates, or any prospective customers of the Company or any of its affiliates whose business the Company or any of its affiliates is actively soliciting, or has actively solicited, during Executive's employment with the Company with whom Executive had any material personal contact, or (iii) solicit or induce any employee of the Company or any of its affiliates to terminate such employee's employment with the Company or such affiliate. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 6 or any other relief as may be required to specifically enforce this covenant.


          7.   CONFIDENTIALITY.  While employed by the Company and at all times
               ---------------
thereafter, Executive shall maintain the confidentiality of all information of and relating to, and all material of, the Company and its affiliates that have not been made available to the public (other than by reason of a breach by Executive of her obligations under this Section 7) and shall not, without the Company's prior written permission, disclose to any person outside of the Company and its affiliates any such information or material. Without limiting the foregoing sentence, such information and material shall include pricing plans and price policies, business plans, sales forecasts, research and development, formulas, procedures and the identity of customers and suppliers and the terms upon which the Company or any of its affiliates deals with them. Upon termination of employment with the Company, Executive shall return to the Company all property in her possession, whether or not containing confidential information, including but not limited to originals and copies of any written documents, drawings and reports, diskettes and other storage media, belonging to the Company or any of its affiliates or received from the Company or any of its affiliates. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 7 or any other relief as may be required to specifically enforce this covenant.

          8.   TAXES.  The Company shall be entitled to deduct and withhold from
               -----
all amounts payable under this Agreement all applicable Federal, state and local taxes which the Company determines are required by law to be deducted and withheld.


          9.   NOTICES.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be given by hand delivery to the party receiving such notice or by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:          Allena Lee-Brown
                                    c/o Carson Products Company
                                    71 A Ross Road
                                    Savannah, Georgia 31405


          If to the Company:        Carson Products Company
                                    71 A Ross Road
                                    Savannah, Georgia 31405
                                    Attention: Chief Executive
                                      Officer

or to such other address as either party shall have furnished to the other party in writing as the address to send future notices and communications in accordance herewith. Any notice or communication shall be deemed given when actually received by the party who is its intended recipient.

          10.  SEVERABILITY.  If any provision of this Agreement is held to be
               ------------
invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, and the remaining provisions of this Agreement shall be unimpaired.

          11.  WAIVERS.  The waiver by either party of a breach of any provision
               -------
of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision, or as a waiver of any other provision of this Agreement.

          12.  ASSIGNABILITY.  The Company may assign its rights and obligations
               -------------
hereunder to any of its affiliates, or to any successor of the Company;

provided, that this Agreement shall, without further action of the Company,
- --------
automatically be assumed by the surviving entity in any merger transaction or transactions to which the Company is a party. Executive may not assign any of her rights, duties, obligations or interests hereunder to any other person without the prior express written consent of the Board of Directors of the Company.

          13.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
               ----------------
of the parties with respect to, and supersedes all prior agreements relating to, Executive's employment with the Company.

          14.  GOVERNING LAW.  This Agreement shall be governed by, and
               -------------
construed and enforced under, the laws of the State of Georgia.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              CARSON PRODUCTS COMPANY


                              By:_______________________


                              __________________________
                              Allena Lee-Brown

                                   APPENDIX A

                                 BUSINESS PLAN

                   Executive Level Bonus Targets for FY 1996
                   -----------------------------------------


                    Anticipated Case          Base Case
                    ----------------          ---------

Sales                   $68.8 million         $66.3 million
- -----                 ---------------         -------------
EBIDTA                  $15.9 million         $13.1 million

                            CARSON PRODUCTS COMPANY
                                P.O. Box 22309
                         Savannah, Georgia 31403-2309



                                 July 31, 1996



PERSONAL AND CONFIDENTIAL
- -------------------------

Ms. Allena Lee-Brown
c/o Carson Products Company
71A Ross Road
Savannah, Georgia 31405

                     Re: Employment Agreement Modification
                         ---------------------------------

Dear Allena:

     I am pleased to advise you that the Board of Directors of Carson Products Company (the "Company") has agreed to modify your employment agreement, dated as of September 1, 1995, with the Company (the "Employment Agreement") to (i) extend your term of employment thereunder, and (ii) effect certain other changes thereto.

     Accordingly, the Employment Agreement is hereby modified, effective as of the dates set forth below, as follows:

     1. Effective as of the closing of the Offerings (as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933), Section 1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 1 to read in its entirety as follows:

               "1.  Term of Covered Employment.  The term of Executive's
                    --------------------------
     employment covered under this Agreement (the "Term of Covered Employment") shall commence on the Closing Date and shall end on the third anniversary of the closing of the Offerings, as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933, (the "Expiration Date"), unless earlier terminated under Section 5 of this Agreement."

          2. Effective as of [the date hereof], Section 3.1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 3.1 to read as follows:

               "3.1  Compensation.  For all services to be rendered during the
                     ------------
          Term of Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $90,000 per annum, payable bi-weekly in arrears.
          In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus") in an amount equal to (i) thirty percent (30%) of Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for that fiscal year, as specified by the Board (as defined in Section 5.1 of this Agreement), or a committee thereof, are achieved, or (ii) fifty percent (50%) of Base Salary if the "anticipated case" objectives for that fiscal year, as specified by the Board (or a committee thereof) are met. The objectives utilized in determining the Bonus shall be net revenue growth, net income, earnings per share and/or stock price growth, each as defined by the Board (or a committee thereof) in its sole discretion. A lesser percentage of Base Salary may be paid hereunder if one or more, but not all, of the targeted objectives for a fiscal year are achieved.
          If the "base case" objectives are met, the value of the Bonus, if any, shall be paid seventy-five percent (75%) in a single lump sum cash payment and twenty-five percent (25%) in shares of restricted stock of Carson, Inc. If the "anticipated case" objectives are met, the value of the Bonus, if any, shall be paid fifty percent (50%) in a single lump sum cash payment and fifty percent (50%) in shares of restricted stock of Carson, Inc. Such restricted stock shall vest as to one-third (1/3) of the aggregate number of shares delivered to Executive on each of the first three anniversaries of the date of payment of the Bonus (if Executive is employed by the Company on such dates). The Bonus shall be paid no later than 120 days after the end of the fiscal year for which the applicable objectives have been met."

          3. Effective as of the date hereof, Section 4 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 4 to read as follows:

               "4.  Long-Term Incentive Award.  In the event a "Triggering
                    -------------------------
     Event", as hereinafter defined, occurs while Executive is employed by the Company (including any such employment following the expiration of the Term of Covered Employment), the Company shall pay Executive, within 90 days after such Triggering Event, a lump sum amount in cash equal to (A) the product of (i) one-quarter of one percent (0.25%) of the value of DNL

     Savannah Holding Corp., a Delaware corporation ("DNL Holding"), the parent corporation of the Company, or any successor thereto, at the time of such Triggering Event (as that value is reduced by the aggregate underwriting discount in connection with the Offerings) and (ii) the Dilution Percentage (as defined below), minus (B) $125,000. A "Triggering Event" means the
                         -----
     earliest to occur of (i) an initial public offering of the common stock of Aminco, Inc. (or any successor thereto), (ii) sale of substantially all (90%) of the stock or assets of Aminco, Inc. (or any successor thereto), or
     (iii) the fifth anniversary of the Closing Date.  For purposes of this
     Section 4, the value of Aminco, Inc. (or any successor thereto) at the time of the Triggering Event means (x) if the Triggering Event is the initial public offering of the common stock of Aminco, Inc. (or any successor thereto), the value determined on the basis of the price set for the sale of such common stock to the public in such initial public offering, as established by the managing underwriters to such public offering, (y) if the Triggering Event is the sale of substantially all of the stock or assets of Aminco, Inc. (or any successor thereto), the price being paid by the acquiror of such stock or assets, and (z) if the Triggering Event is the fifth anniversary of the Closing Date, the value established as of such date under a valuation of Aminco, Inc. (or any successor thereto) conducted by an independent appraiser to be selected by Executive and the Company by mutual consent. However, if Executive and the Company cannot mutually consent to said appraiser, then Executive shall select an independent appraiser and the Company shall an independent appraiser who will then jointly select an independent appraiser to establish the valuation of Aminco, Inc. and independent appraiser. For purposes of this Agreement, the Dilution Percentage is equal to the quotient resulting when (i) the number of shares of all classes of the Company's Common Stock outstanding on July 31, 1996 is divided by (ii) the number of shares of all classes of the Company's Common Stock outstanding immediately after the closing of the Offerings, as defined in Section 1 above."

          4. Effective as of the date hereof, Appendix A to the Employment Agreement is hereby deleted in its entirety.

          5. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its terms and provisions as the same are set forth on the date hereof.

          Please indicate your acceptance of and agreement to the above modifications by signing this modification agreement in the space provided below.

                              CARSON PRODUCTS COMPANY


                              By:___________________________
                                    Name:
                                    Title:


AGREED TO AND ACCEPTED:


____________________________
     Allena Lee-Brown